Exhibit 99.1
Ensco International Incorporated 500 North Akard Suite 4300 Dallas, TX 75201-3331 Phone: (214) 397-3000 www.enscointernational.com	News Release

Ensco International Reports First Quarter 2009 Results

Dallas, Texas, April 23, 2009 ... Ensco International Incorporated (NYSE: ESV) reported net income of $220.7 million ($1.56 per diluted share) on revenues of $514.1 million for the quarter ended March 31, 2009, as compared to $272.0 million ($1.88 per diluted share) on revenues of $568.5 million for the prior year quarter.

The average day rate for Ensco's 43-rig jackup fleet for the quarter ended March 31, 2009, increased 18% to $168,200, as compared to $142,800 in the prior year quarter. Utilization of the Company's jackup fleet was 80% in the first quarter of 2009 compared to 95% in the first quarter of 2008.

Dan Rabun, Chairman, President and Chief Executive Officer, commented on the Company's results, deepwater initiative and outlook: "Although we realized higher average jackup day rates in the first quarter compared to a year ago, we are seeing the impact of lower oil and gas prices on utilization. Lower jackup utilization during the first quarter was principally due to a reduction in activity in the Asia Pacific and North and South America regions. We also had two of our jackup rigs in a shipyard preparing for work commitments in Mexico and another rig preparing for work in Venezuela.

"ENSCO 7500 recently commenced its contract in Australia at a day rate of $550,000. The effective day rate to be recognized for ENSCO 7500 is $687,000 inclusive of deferred day rate mobilization revenue that will be amortized over the expected 17-month contract period.

"The first of our seven new ENSCO 8500 Series® ultra-deepwater semis, ENSCO 8500, is expected to commence operations in June 2009 after final testing and outfitting. We recently held the naming ceremony for our second 8500 Series rig, ENSCO 8501, and expect to complete mobilization and final preparations prior to commencement of a term drilling contract in the Gulf of Mexico by late third quarter. The remaining five 8500 Series rigs are expected to be delivered over the next three and a half years. We believe contributions from our deepwater fleet will begin to meaningfully impact our results over the course of 2009, and will become even more significant over the next several years as our new rigs are added to the fleet.

"Our balance sheet and liquidity remain strong. We increased our cash position during the first quarter by $138 million, to $927 million. Total debt was $291 million as of March 31, 2009.

"As we indicated last quarter, 2009 will be a challenging year. Some of our jackup rigs will be without contracts for some portion of the year. We are aligning our operations to current activity levels, and expect cost reduction initiatives to offset some of the negative financial impact from the softening jackup market. As noted, we also expect to benefit from the addition of our first two 8500 Series deepwater rigs as they commence operations this year.

"With our growing deepwater fleet, efficient cost structure and strong balance sheet, we believe Ensco is well positioned despite the challenging environment."

Statements contained in this news release that state the Company's or management's intentions, hopes, beliefs, expectations, anticipations, projections, confidence, schedules, or predictions of the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include words or phrases such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "could," "may," "might," "should," "will" and words and phrases of similar import. The forward-looking statements include, but are not limited to, statements regarding future competitive advantages, future operations, future commencement of operations and revenue contributions of the 8500 Series rigs, industry trends or conditions and the business environment; statements regarding future levels of, or trends in, day rates, utilization, revenues, operating expenses, contract backlog, capital expenditures, insurance, financing and funding; statements regarding future construction (including rig construction in progress and timing of completion thereof), enhancement, upgrade or repair of rigs and timing thereof; future mobilization, relocation or other movement of rigs and timing thereof; future availability, utilization or suitability of rigs and timing thereof; and statements regarding the likely outcome of litigation, legal proceedings, investigations or claims and timing thereof.

Forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Numerous factors could cause actual results to differ materially from those in the forward-looking statements, including, (i) industry conditions and competition, including changes in rig supply and demand or new technology, (ii) risks associated with the current global economic crisis and its impact on capital markets and liquidity, (iii) prices of oil and natural gas in general, and the recent decline in prices in particular, and the impact of commodity prices upon future levels of drilling activity and expenditures, (iv) changes in the timing of revenue recognition resulting from the deferral of revenues payable by our customers (which are recognized over the contract term upon commencement of drilling operations) for mobilization of our drilling rigs, time waiting on weather or time in shipyards, (v) excess rig availability or supply resulting from delivery of new drilling rigs, (vi) heavy concentration of our rig fleet in premium jackups, (vii) cyclical nature of the industry, (viii) worldwide expenditures for oil and natural gas drilling, (ix) operational risks, including hazards created by severe storms and hurricanes, (x) risks associated with offshore rig operations or rig relocations in general and in foreign jurisdictions in particular, (xi) renegotiation, nullification or breach of contracts or letters of intent with customers or other parties, including failure to negotiate definitive contracts following announcements or receipt of letters of intent, (xii) inability to collect receivables, (xiii) changes in the dates new contracts actually commence, (xiv) changes in the dates our rigs will enter a shipyard, be delivered, return to service or enter service, (xv) risks inherent to domestic and foreign shipyard rig construction, repair or enhancement, including risks associated with concentration of our ENSCO 8500 Series® rig construction contracts in a single foreign shipyard, unexpected delays in equipment delivery and engineering or design issues following shipyard delivery, (xvi) availability of transport vessels to relocate rigs, (xvii) environmental or other liabilities, risks or losses, whether related to hurricane equipment damage, losses or liabilities (including wreckage or debris removal) in the Gulf of Mexico or otherwise, that may arise in the future and are not covered by insurance or indemnity in whole or in part, (xviii) limited availability or high cost of insurance coverage for certain perils such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris, (xix) self-imposed or regulatory limitations on drilling locations in the Gulf of Mexico during hurricane season, (xx) impact of current and future government laws and regulation affecting the oil and gas industry in general and our operations in particular, including taxation as well as repeal or modification of same, (xxi) governmental action and political and economic uncertainties, including expropriation, nationalization, confiscation or deprivation of our assets, (xxii) expropriation, nationalization, deprivation, terrorism or military action impacting our operations, assets or financial performance, (xxiii) our ability to attract and retain skilled personnel, (xxiv) outcome of litigation, legal proceedings, investigations or claims, (xxv) adverse changes in foreign currency exchange rates, including their impact on the fair value measurement of our derivative financial instruments, (xxvi) potential long-lived asset or goodwill impairments, (xxvii) potential reduction in fair value of our auction rate securities, and (xxviii) other risks as described from time to time as Risk Factors and otherwise in the Company's SEC filings.

Copies of such SEC filings may be obtained at no charge by contacting our investor relations department at 214-397-3045 or by referring to the investor relations section of our website at http://www.enscointernational.com. All information in this press release is as of April 23, 2009. The Company undertakes no duty to update any forward-looking statement, to conform the statement to actual results, or reflect changes in the Company's expectations.

Ensco, headquartered in Dallas, Texas, provides contract drilling services to the global petroleum industry.

Contact: Richard LeBlanc, (214) 397-3011

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Ensco will conduct a conference call at 10:00 a.m. Central Time on Thursday, April 23, 2009, to discuss its first quarter 2009 results. The call will be broadcast live over the Internet at www.enscointernational.com. Interested parties also may listen to the call by dialing (719) 325-4755. We recommend that participants call five to ten minutes before the scheduled start time.

A replay of the conference call will be available by phone for 48 hours after the call by dialing (719) 457-0820 (access code 2664208). A transcript of the call and access to a replay or MP3 download can be found on-line on the Ensco website www.enscointernational.com in the Investors Section.

ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF INCOME (In millions, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

OPERATING REVENUES	$514.1	$568.5

OPERATING EXPENSES
Contract drilling (exclusive of depreciation)	173.2	186.0
Depreciation	48.0	46.4
General and administrative	12.0	12.7

	233.2	245.1

OPERATING INCOME	280.9	323.4

OTHER INCOME (EXPENSE)	(4.3)	4.5

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	276.6	327.9

PROVISION FOR INCOME TAXES	54.5	59.2

INCOME FROM CONTINUING OPERATIONS	222.1	268.7

DISCONTINUED OPERATIONS, NET	--	5.0

NET INCOME	222.1	273.7

NONCONTROLLING INTERESTS	(1.4)	(1.7)

NET INCOME ATTRIBUTABLE TO ENSCO	$220.7	$272.0

EARNINGS PER SHARE - BASIC
Continuing operations	$ 1.56	$ 1.85
Discontinued operations	--	0.04

	$ 1.56	$ 1.89

EARNINGS PER SHARE - DILUTED
Continuing operations	$ 1.56	$ 1.85
Discontinued operations	--	0.03

	$ 1.56	$ 1.88

NET INCOME ATTRIBUTABLE TO ENSCO COMMON SHARES - BASIC AND DILUTED	$218.0	$269.8

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	140.1	142.8
Diluted	140.1	143.2
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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED BALANCE SHEET (In millions)

	March 31,	December 31,
	2009	2008
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 927.3	$ 789.6
Accounts receivable, net	476.6	482.7
Other	148.3	128.6

Total current assets	1,552.2	1,400.9

PROPERTY AND EQUIPMENT, NET	3,961.5	3,871.3

GOODWILL	336.2	336.2

LONG-TERM INVESTMENTS	61.9	64.2

OTHER ASSETS, NET	173.1	157.5

	$6,084.9	$5,830.1

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 421.1	$ 410.7
Current maturities of long-term debt	17.2	17.2

Total current liabilities	438.3	427.9

LONG-TERM DEBT	274.3	274.3

DEFERRED INCOME TAXES	344.9	340.5

OTHER LIABILITIES	124.5	103.8

STOCKHOLDERS' EQUITY	4,902.9	4,683.6

	$6,084.9	$5,830.1

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ENSCO INTERNATIONAL INCORPORATED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Unaudited)

	Three Months Ended
	March 31,
	2009	2008

OPERATING ACTIVITIES
Net income attributable to Ensco	$220.7	$272.0
Adjustments to reconcile net income attributable to Ensco to net cash provided by operating activities of continuing operations:
Depreciation expense	48.0	46.4
Changes in operating assets and liabilities	21.4	(192.0)
Other	31.8	20.2

Net cash provided by operating activities of continuing operations	321.9	146.6

INVESTING ACTIVITIES
Additions to property and equipment	(184.6)	(116.2)
Other	5.7	0.7

Net cash used in investing activities	(178.9)	(115.5)

FINANCING ACTIVITIES
Cash dividends paid	(3.5)	(3.6)
Distributions to noncontrolling interests	(1.1)	(1.2)
Other	--	4.8

Net cash used in financing activities	(4.6)	--

Effect of exchange rate changes on cash and cash equivalents	(0.3)	(1.8)

Net cash (used in) provided by operating activities of discontinued operations	(0.4)	6.1

INCREASE IN CASH AND CASH EQUIVALENTS	137.7	35.4

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	789.6	629.5

CASH AND CASH EQUIVALENTS, END OF PERIOD	$927.3	$664.9

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ENSCO INTERNATIONAL INCORPORATED OPERATING STATISTICS (Unaudited)

			Fourth
	First Quarter		Quarter
	2009	2008	2008

Utilization

Deepwater	100%	96%	100%

Asia Pacific	78%	97%	94%
Europe/Africa	99%	99%	94%
North and South America	69%	91%	99%

Total jackups	80%	95%	95%

Total	80%	95%	95%

Average day rates

Deepwater	n/a	$279,962	n/a

Asia Pacific	$161,538	$143,303	$159,051
Europe/Africa	218,947	213,123	227,679
North and South America	121,341	85,955	115,002

Total jackups	168,176	142,765	159,985

Total	$168,176	$146,010	$159,985

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